UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2020

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, the compensation committee of the board of directors of Avinger, Inc. (the “Company”) approved the following annual target bonus percentages, subject to achievement of mutually agreed performance goals and payable semi-annually, effective July 1, 2020: Jeffrey Soinski, President and Chief Executive Officer, 75%; Mark Weinswig, Chief Financial Officer; 60%, and Himanshu Patel, Chief Technology Officer, 60%.

Item 7.01	Regulation FD Disclosure.

On September 10, 2020, the Company received 510(k) clearance from the U.S. Food & Drug Administration for its Ocelaris next generation image-guided chronic total occlusion (CTO) crossing system. The new device will be marketed under the brand name TIGEREYE™ to reinforce its highly differentiated benefit of providing real-time imaging from inside the vessel during a CTO-crossing procedure.

In addition, on September 11, 2020, Avinger issued a press release announcing that it had received 510(k) clearance from the U.S. Food & Drug Administration for its Ocelaris next generation image-guided CTO crossing system, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Items.

The information contained in Item 7.01 other than Exhibit 99.1 is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date:	September 11, 2020	By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer